Exhibit (23)-3

                      Consent of Independent Accountants


   As independent public accountants, we hereby consent to the use of our report on Heritage Surgical Corporation for the years ended December 31, 1992 and 1993 (and to all references to our Firm) included in or made a part of this S-4 Registration Statement No. 33-57987.


ARTHUR ANDERSEN LLP


Nashville, Tennessee
May 5, 1995